                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date or Report (Date of earliest event reported) August 21, 2000


                    SOUTH TEXAS DRILLING & EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)

State of Texas                       2-70145                 74-2088619
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)

9310 Broadway, Building 1, San Antonio, Texas                78217
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           (210) 828-7689


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

     The undersigned registrant hereby amends the following Item 7. Financial Statements and Exhibits of its Form 8-K filed on September 1, 2000, dated August 21, 2000 to include the following:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     As discussed in Item 2. Acquisition or Disposition of Assets, of the Company's Form 8-K filed on September 1, 2000 dated August 21, 2000, the Company acquired all of the issued and outstanding stock of Pioneer Drilling Co., a Texas corporation, pursuant to a Stock Purchase Agreement dated July 21, 2000, as amended. The consideration for the acquisition consisted of a cash payment of $10,731,456 and issuance of 341,575 restricted shares of the Company's common stock. The source of funds for the acquisition includes proceeds from the Company's borrowings under its (1) $9,000,000 credit facility with Frost National Bank, N.A., and (2) $3,000,000 credit facility with The American Bank, N.A., each of which was entered into in connection with the acquisition.

     The accompanying pro forma combined financial statements are based on the historical financial statements of South Texas Drilling & Exploration for the year ended March 31, 2000, and the three months ended June 30, 2000. The pro forma combined financial statements are also based on the historical financial statements of Pioneer Drilling Co., for the years ended June 30, 1999 and 2000.

     The Pro Forma Combined Balance Sheet as of June 30, 2000 has been prepared assuming the acquisition was consummated as of June 30, 2000.

     The Pro Forma Combined Statements of Operations for the year ended March 31, 2000 and the three months ended June 30, 2000, have been prepared assuming the acquisition of Pioneer Drilling Co., and the related borrowings had been consummated on April 1, 1999.

     The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The pro forma combined financial statements do not purport to represent the financial position or results of operations of the Company which would have occurred had such transaction been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period.

          (a)  Financial Statements.

               Financial Statements of Pioneer Drilling Co., Inc. as of June 30, 2000 including Statements of Operations and Statements of Cash Flow for the years ended June 30, 1999 and 2000, together with report of independent auditors Tranbarger & Welge, L.L.P.

          (b)  Pro Forma Financial Information.

               Pro Forma Combined Balance Sheet of South Texas Drilling & Exploration, Inc. as of June 30, 2000.

               Pro Forma Combined Financial Statements of South Texas Drilling & Exploration, Inc. as of June 30, 2000 and for the year ended March 31, 2000 and the three months ended June 30, 2000.

          (c)  Exhibits.

               Number     Document

               10.1 Stock Purchase Agreement by and among South Texas Drilling & Exploration, Inc., and the shareholders of Pioneer Drilling Co., Inc. dated July 21, 2000.

               10.2 Loan Agreement between South Texas Drilling & Exploration, Inc. and The Frost National Bank.

               10.3 Promissory Note between South Texas Drilling & Exploration, Inc. and The Frost National Bank.

               10.4 Loan Agreement between South Texas Drilling & Exploration, Inc. and American Bank, N.A.

               10.5 Promissory Note between South Texas Drilling & Exploration, Inc. and American Bank, N.A.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 31, 2000                        SOUTH TEXAS DRILLING
                                              & EXPLORATION, INC.


                                              By:     /s/ Wm. Stacy Locke
                                                 -------------------------------
                                                   Wm. Stacy Locke, President

                                                                       ITEM 7(a)


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Pioneer Drilling Co., Inc.
Corpus Christi, Texas

We have audited the accompanying balance sheets of Pioneer Drilling Co., Inc. as of June 30, 2000 and 1999 and the related statements of operations, shareholder's equity and cash flows for each of the years in the two-year period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Drilling Co., Inc. as of June 30, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 2000, in conformity with generally accepted accounting principles.

July 28, 2000


/s/ TRANBARGER & WELGE, L.L.P.

                           PIONEER DRILLING CO., INC.

                                  BALANCE SHEET


                                                        June 30,
                                                ----------------------

                                                     2000      1999
                                                ----------  ----------
CURRENT ASSETS:
  Cash and cash equivalents                     $  (31,907) $  547,233
  Accounts Receivable                            3,038,199   1,532,371
  Inventory                                         80,394      43,732
  Prepaid expenses                                  20,047      38,769
                                                ----------  ----------

     TOTAL CURRENT ASSETS                        3,106,733   2,162,105
                                                ----------  ----------

PROPERTY AND EQUIPMENT, AT COST:
  Drilling rigs and equipment                    6,917,681   6,510,560
  Oil and gas properties, based on full
    cost accounting period                         432,679      38,881
  Transportation, office, land and other           775,407     739,682
  Leasehold costs                                   12,504      12,504
                                                ----------  ----------
                                                 8,138,271   7,301,627

  Less accumulated depreciation, depletion
    and amortization                            (3,270,747) (2,493,763)
                                                ----------  ----------

     NET PROPERTY AND EQUIPMENT                  4,867,524)  4,807,864
                                                ----------  ----------

TOTAL ASSETS                                    $7,974,257  $6,969,969
                                                ==========  ==========


See accompanying notes to financial statements.

                           PIONEER DRILLING CO., INC.

                                                                  JUNE 30,
                                                       ------------------------------

                                                           2000              1999
                                                       ------------      ------------

CURRENT LIABILITIES:
     Current installments of long-term debt            $    630,803      $    622,256
     Line of credit                                         368,385                --
     Accounts payable                                     1,808,286         3,091,997
     Accrued expenses:
     Payroll and payroll taxes                              153,500           457,545
     Employee bonus payable                                 200,000                --
     Federal income tax payable                             351,401                --
     Other                                                  162,412           241,963
                                                       ------------      ------------
          TOTAL CURRENT LIABILITIES                       3,674,787         4,413,761

Deferred income tax payable                               1,160,256           458,145

Long-term debt, less current installments                 1,020,919         1,454,784
                                                       ------------      ------------

          TOTAL LIABILITIES                               5,855,962         6,326,690

SHAREHOLDER'S EQUITY:
     Common stock                                             1,530             1,530
     Additional paid-in capital                             348,313           348,313
     Retained earnings                                    1,817,952           342,936
                                                       ------------      ------------
                                                          2,167,795           692,779

Less treasury stock                                         (49,500)          (49,500)
                                                       ------------      ------------

          TOTAL SHAREHOLDER'S EQUITY                      2,118,295           643,279
                                                       ------------      ------------

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY        $  7,974,257      $  6,969,969
                                                       ============      ============



See accompanying notes to financial statements.

                           PIONEER DRILLING CO., INC.

                            STATEMENT OF OPERATIONS

                                                         YEARS ENDED
                                                           JUNE 30,
                                                 ----------------------------
                                                     2000             1999
                                                 ------------    ------------
REVENUES:
    Contract drilling                            $ 22,805,299    $ 17,550,140
    Oil and gas, net                                   75,904          40,637
    Miscellaneous income                               19,366          21,324
                                                 ------------    ------------

        TOTAL OPERATING REVENUES                   22,900,569      17,612,101
                                                 ------------    ------------

COST AND EXPENSES:
    Contract drilling                              16,958,528      15,396,617
    Depreciation, depletion and
      Amortization                                    776,983         649,557
    General and administrative                      2,372,133       1,921,950
                                                 ------------    ------------

        TOTAL OPERATING COSTS AND EXPENSES         20,107,644      17,968,124
                                                 ------------    ------------
            Earnings (loss) from operations         2,792,925        (356,023)
                                                 ------------    ------------


    OTHER INCOME (EXPENSES):
    Interest expense                                 (291,440)       (200,382)
    Gain on sale of assets                                 --          74,430
    Interest income                                    27,043           4,709
                                                 ------------    ------------

        TOTAL OTHER INCOME (EXPENSES)                (264,397)       (121,243)
                                                 ------------    ------------

            Earnings (loss) before income taxes     2,528,528        (477,266)

Income taxes                                         (351,401)             --

Deferred tax (expense) benefit                       (702,111)        321,364
                                                 ------------    ------------

NET EARNINGS (LOSS)                              $  1,475,016    $   (155,902)
                                                 ============    ============



See accompanying notes to financial statements.

                           PIONEER DRILLING CO., INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY


                                      Common         Add'l Paid        Retained          Treasury
                                      Stock          in Capital        Earnings           Stock             Total

BALANCE AS OF JULY 1, 1998         $      1,530     $    348,313     $    498,838      $    (49,500)     $    799,181

Net loss                                     --               --         (155,902)               --          (155,902)
                                   ------------     ------------     ------------      ------------      ------------

BALANCE AS OF JUNE 30, 1999               1,530          348,313          342,936           (49,500)          643,279

Net earnings                                 --               --        1,475,016                --         1,475,016
                                   ------------     ------------     ------------      ------------      ------------

BALANCE AS OF JUNE 30, 2000        $      1,530     $    348,313     $  1,817,952      $    (49,500)     $  2,118,295
                                   ============     ============     ============      ============      ============



See accompanying notes to financial statements.

                           PIONEER DRILLING CO., INC.

                            STATEMENT OF CASH FLOWS

                                                                YEARS ENDED
                                                                  JUNE 30,
                                                       -----------------------------
                                                          2000              1999
                                                       ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net earnings (loss)                               $  1,475,016      $  (155,902)
     Adjustments to reconcile net earnings (loss)
     to net cash provided by operating activities:
          Depreciation, depletion and amortization          776,984          649,557
          Gain on sale of assets                                             (74,430)
          Provisions for deferred income taxes              702,111          458,145
          Changes in current assets and liabilities:
               Receivables                               (1,505,828)         (44,910)
               Inventory                                    (36,662)         (23,754)
               Prepaid expenses                              18,722          (14,017)
               Accounts payable                          (1,283,711)       1,604,393
               Accrued expenses                             167,805          542,025
                                                       ------------      -----------

NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES                                   $    314,437        2,941,107
                                                       ------------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                 --      $    24,000
     Proceeds from line of credit                         1,151,762        1,775,000
     Principal payments of debt                          (1,208,695)      (3,685,733)
                                                       ------------      -----------
NET CASH PROVIDED (USED) IN FINANCING ACTIVITIES:           (56,933)      (1,886,733)
                                                       ------------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                         (836,644)        (562,730)
Proceeds from sale of property and equipment                     --          175,000
                                                       ------------      -----------

NET CASH (USED) IN INVESTING ACTIVITIES                    (836,644)        (387,730)
                                                       ------------      -----------

See accompanying notes to financial statement.

                           PIONEER DRILLING CO., INC.

                                                                YEARS ENDED
                                                                  JUNE 30,
                                                         -------------------------

                                                             2000          1999
                                                         -----------     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        (579,140)      666,644

Beginning cash and cash equivalents                          547,233      (119,411)
                                                         -----------     ---------

ENDING CASH AND CASH EQUIVALENTS                         $   (31,907)    $ 547,233
                                                         ===========     =========
Supplementary disclosure:
Interest paid                                            $   291,440     $ 200,382




See accompanying notes to financial statement.

                           PIONEER DRILLING CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pioneer Drilling Co., Inc, ("the Company"), provides land based contract drilling services for the oil and gas industry, primarily in Central and South Texas. The Company also has Oil and Gas operations acquired as a result of certain contracts for its drilling services. The Company provides drilling services under a variety of contractual arrangements to its customers.

The financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and income and expenses for the periods. Actual results could differ significantly from those estimates.

INCOME TAXES

Pursuant to Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes", the Company follows the asset and liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

CONTRACT DRILLING

Contract drilling revenues are earned on footage, daywork, and turnkey contracts. Revenues and costs related to these contracts are included in the determination of earnings as work progresses. The Company invoices for contract drilling monthly for the revenues earned according to the terms of the respective contracts.

PREPAID EXPENSES

Prepaid expenses include items that are routinely expensed in the normal course of business over the periods of benefit.

                           PIONEER DRILLING CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Oil and gas producing activities are accounted for using the full cost method. Under the full cost method all costs incurred in the acquisition, exploration and development of all oil and gas properties, including surrendered and abandoned leaseholds, delay lease rentals and dry hole costs, are capitalized. All costs related to production, general corporate overhead and other similar activities are expensed in the period incurred.

Depletion of oil and gas properties is provided by the unit of production method based on the Company's interest in the aggregated, estimated recoverable reserves of all properties. Depletion includes a ceiling limitation adjustment required under the full cost method of accounting. The ceiling limitation adjustment is applicable when the carrying value of oil and gas properties exceeds the discounted net present worth of estimated future cast flows on those properties based on prices at the end of the period.

Depreciation of drilling, transportation and other equipment is provided using the straight-line method over estimated useful lives ranging from three to twelve years.

Maintenance and repairs are charged to operations; renewals and betterments are charged to appropriate property and equipment accounts.

Long-lived assets and intangible assets are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amount of the asset may not be recovered. In performing the review for recoverability, the future cash flows expected to result from the use of the asset and its eventual disposition are estimated. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized.

CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                           PIONEER DRILLING CO., INC.

                         NOTES TO FINANCIAL STATEMENTS


2. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt of the Company are described below:

                                                                 JUNE 30,
                                                          ---------------------

                                                            2000         1999
                                                          --------     --------
Note payable to bank, secured by transportation
equipment, due in monthly payments of $763 including
interest at 9.0% due in 2001.                             $ 10,097     $ 18,495

Note payable to finance company, secured by
transportation equipment, due in monthly payments of
$676 including interest at 8.75% due in 2000.                3,382       11,499

Note payable to bank, secured by equipment, due in
monthly payments of $1,763 including interest at
9.75% due in 2010.                                         130,921      136,317

Note payable to bank, secured by transportation
equipment, due in monthly payments of $529 including
interest at 10.9% due in 2002.                               9,940       14,909

Note payable to Small Business Administration,
secured by equipment, due in monthly payments of
$1,019 including interest at 6.76% due in 2016.            118,006      121,633

Note payable to finance company secured by property
and equipment, due in monthly payments of $26,697
including interest at 12% due in 2001.                     569,652      625,041

Note payable to individual secured by property, due in
monthly payments of $1,268 including interest at 10%
due in 2001.                                                19,811       31,553

                           PIONEER DRILLING CO., INC.

                          NOTES TO FINANCIAL STATEMENTS


2. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

                                                                      June 30,
                                                              ------------------------

                                                                   2000        1999
                                                              ----------    ----------
     Note payable to bank, secured by transportation
     equipment, due in monthly payments of $713 including
     interest at 8.5% due in 2003.                               22,007        27,798

     Note payable to bank, secured by equipment, due in
     monthly payments of $12,981 including interest at
     9.5% due in 2007.                                          767,906       844,795

     Note payable to individuals, secured by equipment, due
     in lump sum payment of $245,000 paid in 2000.                            245,000
                                                             -----------   ----------

     Less current portion                                    $   630,803   $  622,256
                                                             -----------   ----------

     Total long-term debt                                    $ 1,020,919   $1,454,784
                                                             ===========   ==========

Long-term debt maturing each year subsequent to June 30, 2000, is as follows:

          June 30, 2001                 $630,803
          June 30, 2002                 $216,942
          June 30, 2003                 $125,756
          June 30, 2004                 $130,332
          June 30, 2005                 $143,626
          thereafter                    $404,263

3.  INCOME TAXES

In fiscal years 1999 and 2000, the expected tax expense/benefit computed by applying the Federal statutory rate of 34% plus the state rate of 4.5% to income (loss) before income taxes differs from income tax expense (benefit) principally due permanent tax differences.

                           PIONEER DRILLING CO., INC.

                          NOTES TO FINANCIAL STATEMENTS


3. INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2000 are presented below:

                                                     2000
                                                  ----------
Deferred tax liabilities:
   Property and equipment, principally due to
      Differences in depreciation                 $3,013,654
                                                  ----------


      Total future taxable differences            $3,013,654
                                                  ----------

   Tax Rate (State and Federal)                         38.5%
                                                  ----------

   Net deferred tax liabilities                   $1,160,256
                                                  ==========

The deferred tax liability at June 30, 1999 was $409,477. The net change in deferred tax liability for the year ended June 30, 2000 was an increase of $615,165 due primarily to the utilization of tax attribute carryovers. The deferred state tax liability at June 30, 1999 was $48,668. The net change in total deferred tax liability for the year ended June 30, 2000 was an increase of $86,946 also due to primarily to the utilization of tax attribute carryovers.

4. BUSINESS SEGMENTS

The Company is engaged in contract drilling of oil and gas wells. The Company also owns certain oil and gas operations. Effective July 1, 2000, the Company sold the oil and gas operations to a Company owned by Mr. Lars Potter, CEO for $724,348, resulting in a gain of $144,195 to the Company. The Company accepted a note receivable from Mr. Potter bearing 0% interest. The note is due 60 days from the date of sale.

The oil and gas operations contributed in immaterial amount towards the Company's gross revenues in fiscal 2000 and fiscal 1999 and constituted an insignificant amount of its total assets, therefore, disclosure of fiscal 2000 and fiscal 1999 oil and gas information has been omitted. In fiscal 2000, four customers accounted for 75% or more of contract drilling revenues. The Company has commitments for certain drilling contracts through 2001.

                           PIONEER DRILLING CO. INC.

                         NOTES TO FINANCIAL STATEMENTS



5. RELATED PARTY TRANSACTIONS

The Company paid $895,256 in 1999 and $1,231,447 in 2000 for rental of oilfield equipment related to Buffalo Oilfield Equipment, a company affiliated with two major stockholders in the Company. The Company had no receivable or payable balance with Buffalo Oilfield Equipment at June 30, 2000.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents, trade receivables and payables and short-term debt:

The Company holds cash and cash equivalents, trade receivables and payables and short-term debt. The carrying amount of these instruments approximates fair value due to short maturity of the instruments.

Long-term debt:

The carrying amount of the Company's long-term debt approximates fair value.

7. SUBSEQUENT EVENT

The Board of Directors executed an agreement on August 22, 2000 to sell the stock of the Company for approximately $12 million. Any taxable gain or loss on this transaction is the responsibility of the individual stockholder as taxes are assessed on their individual tax returns.

                                                                       ITEM 7(b)

            SOUTH TEXAS DRILLING & EXPLORATION, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000

                                                   Historical
                                          ---------------------------
                                          South Texas
                                           Drilling &                       Pro Forma          Pro Forma
                                          Exploration       Pioneer        Adjustments         Combined
                                          ------------    ------------    ------------       ------------
             Assets
Current assets:
   Cash and cash equivalents              $  8,833,446         (31,907)     (3,472,917) (B)     4,577,059
                                                                            12,000,000  (C)
                                                                            (2,020,107) (E)
                                                                           (10,731,456) (F)
   Securities available for sale               900,757              --              --            900,757
   Receivables                               3,376,319       3,038,199         724,347  (A)     7,138,865
   Contract drilling in progress               471,674              --              --            471,674
   Prepaid expenses                            127,854         100,441              --            228,295
                                          ------------    ------------    ------------       ------------
   Total current assets                     13,710,050       3,106,733      (3,500,133)        13,316,650
                                          ------------    ------------    ------------       ------------
Net property and equipment                  11,920,863       4,867,524        (514,645) (A)    28,695,965
                                                                            12,422,223  (D)
                                          ------------    ------------    ------------       ------------
Total assets                                25,630,913       7,974,257       8,407,445         42,012,615
                                          ============    ============    ============       ============

Liabilities and Shareholders' Equity
Current liabilities:
   Current installments, long-term
      debt                                   3,594,633         999,188      (3,472,917) (B)     1,728,859
                                                                             1,607,143  (C)
                                                                              (999,188) (E)
   Accounts payable                          5,160,784       1,808,286         209,702  (A)     7,178,772
   Accrued expenses                          1,307,775         867,313              --          2,175,088
                                          ------------    ------------    ------------       ------------
   Total current liabilities                10,063,192       3,674,787      (2,655,260)        11,082,719
Deferred income tax payable                         --       1,160,256       3,040,518  (D)     4,200,774
Long-term debt                                 313,994       1,020,919      10,392,857  (C)    10,706,851
                                                                            (1,020,919) (E)
                                          ------------    ------------    ------------       ------------
Total liabilities                           10,377,186       5,855,962       9,757,196         25,990,344
                                          ------------    ------------    ------------       ------------
Shareholders' equity:
   Preferred stock, Series A                   800,000              --              --            800,000
   Preferred stock, Series B                 2,999,994              --              --          2,999,994
   Common stock                              1,095,284           1,530          34,158  (F)     1,129,442
                                                                                (1,530) (H)
   Additional paid-in capital               25,355,753         348,313         734,386  (F)    26,090,139
                                                                               (49,500) (G)
                                                                              (298,813) (H)
   Retained earnings (deficit)             (15,223,425)      1,817,952      (1,817,952) (H)   (15,223,425)
   Less treasury stock                              --         (49,500)         49,500  (G)            --
   Accumulated other comprehensive
      income-unrealized gain on
      securities available for sale            226,121              --              --            226,121
                                          ------------    ------------    ------------       ------------
   Total shareholders' equity               15,253,727       2,118,295      (1,349,751)        16,022,271
                                          ------------    ------------    ------------       ------------
Total liabilities and shareholders'
   equity                                 $ 25,630,913       7,974,257       8,407,445         42,012,615
                                          ============    ============    ============       ============

            SOUTH TEXAS DRILLING & EXPLORATION, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2000

                                                                  Historical
                                                         ----------------------------
                                                         South Texas
                                                          Drilling &                       Pro Forma           Pro Forma
                                                         Exploration       Pioneer        Adjustments          Combined
                                                         ------------    ------------    ------------        ------------
Revenues:
   Contract drilling                                     $ 19,391,025      22,551,664                          41,942,689
   Oil and gas, net                                            12,402          65,934         (65,934) (A)         12,402
   Management fees and other                                   71,352          21,897                              93,249
                                                         ------------    ------------    ------------        ------------
   Total operating revenues                                19,474,779      22,639,495         (65,934)         42,048,340
                                                         ------------    ------------    ------------        ------------
Costs and expenses:
   Contract drilling                                       16,766,776      18,090,069                          34,856,845
   Depreciation, depreciation and amortization              1,808,557         745,126       1,008,923  (I)      3,562,606
   General and administrative                                 658,174       2,113,898                           2,772,072
                                                         ------------    ------------    ------------        ------------
   Total operating costs and expenses                      19,233,507      20,949,093      (1,008,923)         41,191,523
                                                         ------------    ------------    ------------        ------------
   Earnings (loss) from operations                            241,272       1,690,402      (1,074,857)            856,817
                                                         ------------    ------------    ------------        ------------
Other income (expense):
   Interest expense                                          (350,606)       (145,482)       (725,624) (J)     (1,221,712)
   Interest income                                             85,407          25,702                             111,109
   Gain on sale of assets                                     (41,408)             --                             (41,408)
                                                         ------------    ------------    ------------        ------------
   Total other income (expense)                              (306,607)       (119,780)       (725,624)         (1,152,011)
                                                         ------------    ------------    ------------        ------------
Earnings (loss) before income taxes                           (65,335)      1,570,622      (1,800,481)           (295,194)
Income taxes                                                  (14,283)       (467,073)        593,530  (K)        112,174
                                                         ------------    ------------    ------------        ------------
Net earnings (loss)                                           (79,618)      1,103,549      (1,206,951)           (183,020)
Preferred stock dividend requirements                         303,999              --                             303,999
                                                         ------------    ------------    ------------        ------------
Net earnings (loss) applicable to
   common stockholders                                   $   (383,617)      1,103,549      (1,206,951)           (487,019)
                                                         ============    ============    ============        ============
Earnings (loss) per common share-Basic                   $      (0.06)                                              (0.07)
                                                         ============                                        ============
Earnings (loss) per common shares-Diluted                $      (0.06)                                              (0.07)
                                                         ============                                        ============
Weighted average number of shares
   outstanding-Basic                                        6,242,140                         341,575           6,583,175
                                                         ============                    ============        ============
Weighted average number of shares
   outstanding-Diluted                                      6,242,140                         341,575           6,583,175
                                                         ============                    ============        ============

            SOUTH TEXAS DRILLING & EXPLORATION, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2000

                                                                  Historical
                                                         ----------------------------
                                                         South Texas
                                                          Drilling &                       Pro Forma          Pro Forma
                                                         Exploration       Pioneer        Adjustments         Combined
                                                         ------------    ------------    ------------       ------------
Revenues:
   Contract drilling                                     $  8,804,995       4,337,031                         13,142,026
   Oil and gas                                                  5,610          20,584         (20,584) (A)         5,610
   Management fees and other                                   56,572           2,136                             58,708
                                                         ------------    ------------    ------------       ------------
   Total operating revenues                                 8,867,177       4,359,751         (20,584)        13,206,344
                                                         ------------    ------------    ------------       ------------
Costs and expenses:
   Contract drilling                                        7,475,376       3,207,916                         10,683,292
   Depreciation, depreciation and amortization                512,466         194,246         244,266  (I)       950,978
   General and administrative                                 195,021         637,015                            832,036
                                                         ------------    ------------    ------------       ------------
   Total operating costs and expenses                       8,182,863       4,039,177         244,266         12,466,306
                                                         ------------    ------------    ------------       ------------
   Earnings (loss) from operations                            684,314         320,574        (264,850)           740,038
                                                         ------------    ------------    ------------       ------------
Other income (expense):
   Interest expense                                          (108,396)       (182,048)        (29,906) (J)      (320,350)
   Interest income                                             87,084           6,050                             93,134
                                                         ------------    ------------    ------------       ------------
   Total other income (expense)                               (21,312)       (175,998)        (29,906)          (227,216)
                                                         ------------    ------------    ------------       ------------
Earnings (loss) before income taxes                           663,002         144,576        (294,756)           512,822
Income taxes                                                  (14,410)       (135,690)        (44,772) (K)      (194,872)
                                                         ------------    ------------    ------------       ------------
Net earnings (loss)                                           648,592           8,886        (339,528)           317,950
Preferred stock dividend requirements                          76,000              --                             76,000
                                                         ------------    ------------    ------------       ------------
Net earnings (loss) applicable to
   common stockholders                                   $    572,592           8,886        (339,528)           241,950
                                                         ============    ============    ============       ============
Earnings (loss) per common share-Basic                   $       0.06                                               0.03
                                                         ============                                       ============
Earnings (loss) per common shares-Diluted                $       0.05                                               0.03
                                                         ============                                       ============
Weighted average number of shares
   outstanding-Basic                                        9,336,071                         341,575          9,677,646
                                                         ============                    ============       ============
Weighted average number of shares
   outstanding-Diluted                                     12,356,231                         341,575         12,697,806
                                                         ============                    ============       ============

            SOUTH TEXAS DRILLING & EXPLORATION, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

(A) To reflect the sale, prior to South Texas Drilling & Exploration's acquisition of Pioneer Drilling Co.'s stock, of oil and gas interests held by Pioneer Drilling Co. to a Pioneer shareholder. In exchange for the oil and gas interests, Pioneer received a note receivable in the amount of $712,275. The note, along with accrued interest of $12,072, was paid in full after Pioneer's acquisition by South Texas Drilling & Exploration, Inc.

(B) To reflect the payment by South Texas Drilling & Exploration to its previous lender of $3,472,917, the entire outstanding principal balance, plus interest at prime (9.50% at June 30, 2000) plus 1.75%. The payment was made as a condition of the Company's new lenders who provided funds for the Pioneer acquisition.

(C) To reflect the Company's incurring $12,000,000 in debt to fund the acquisition of Pioneer Drilling Co. $9,000,000 was provided by one lender. This debt is payable in monthly payments of $107,143 (seven year amortization) plus interest at prime (9.5% at June 30, 2000) plus one percent. The note matures on August 11, 2003. $3,000,000 was provided by a second lender. This debt is payable in monthly payments of interest only at prime (9.5% at June 30, 2000) plus one percent for the first three months. Thereafter, the debt is payable in monthly payments of $50,585, including interest, with a final payment of all outstanding principal and interest due on November 15, 2007.

(D) To reflect the allocation of the purchase price to property and equipment and to reflect the tax effect of the difference between the fair value of the Pioneer assets and the tax basis of those assets. Deferred income taxes were reduced in part by the recognition of the tax benefit of $1,742,125 of South Texas Drilling & Exploration, Inc net operating loss carryforwards which previously had been offset by a valuation allowance.

      The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows:


      Purchase price paid:
           Cash                                                       $ 10,731,456
           Issuance of common stock                                        768,544
                                                                      ------------
      Total purchase consideration                                    $ 11,500,000
                                                                      ============

      Allocated to:
           Historical book value of Pioneer Drilling Company's
                assets and liabilities                                $  2,118,295

      Adjustments to step-up assets and liabilities to fair value:
           Property and equipment                                       12,422,223
           Deferred income tax payable                                  (3,040,518)
                                                                      ------------
                                                                      $ 11,500,000
                                                                      ============

(E) To reflect the payment to Pioneer's lender of the entire outstanding balance. The payment was made out of the $3,000,000 loan incurred by South Texas Drilling & Exploration, Inc.

(F) To reflect the payment to Pioneer's shareholders for the stock of Pioneer Drilling Co. Total consideration for the stock was $11,500,000, of which $10,731,456 was paid in cash and $768,544 was paid in South Texas Drilling & Exploration, Inc. stock, 341,575 shares at $2.25 per share.

(G)   To reflect the elimination of Pioneer Drilling Co.'s treasury stock.

(H) To reflect elimination entries required for the consolidation of the financial statements of South Texas Drilling & Exploration, Inc. and Pioneer Drilling Co.

(I) To reflect the increase in depreciation expense resulting from purchase price allocation of property and equipment depreciated on a straight line basis over periods of 12 years for drilling and related equipment and 30 years for the building.

(J) To reflect the increase in interest expense resulting from the issuance of debt to finance the cash portion of the purchase price. A change of 1/4 percent in the interest rate would result in a change in interest expense of $30,000 for the twelve-month period.

(K) To reflect the income tax effect of pro forma results at an effective tax rate of 38%.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER               DESCRIPTION
 -------              -----------
 10.1     Stock Purchase Agreement by and among South Texas Drilling &
          Exploration, Inc., and the shareholders of Pioneer Drilling Co., Inc.
          dated July 21, 2000.

 10.2     Loan Agreement between South Texas Drilling & Exploration, Inc. and
          The Frost National Bank.

 10.3     Promissory Note between South Texas Drilling & Exploration, Inc. and
          The Frost National Bank.

 10.4     Loan Agreement between South Texas Drilling & Exploration, Inc. and
          American Bank, N.A.

 10.5     Promissory Note between South Texas Drilling & Exploration, Inc. and
          American Bank, N.A.